Exhibit 5.1

2100 L Street, NW Suite 900 Washington, D.C. 20037 Telephone: 202.887.1500 Facsimile: 202.887.0763 www.mofo.com	morrison & foerster llp beijing, berlin, boston, brussels, denver, hong kong, london, los angeles, new york, palo alto, san diego, san francisco, shanghai, singapore, tokyo, washington, d.c.

January 11, 2022

Board of Directors

Armada Hoffler Properties, Inc.
222 Central Park Avenue, Suite 2100

Virginia Beach, Virginia 23462

Re: Public Offering of Common Stock

Ladies and Gentlemen:

We are acting as counsel to Armada Hoffler Properties, Inc. a Maryland corporation (the “Company”), in connection with the public offering of 4,025,000 shares of common stock, $0.01 par value per share (the “Shares”), of the Company, all of which Shares are to be sold by the Company pursuant to a prospectus supplement dated January 6, 2022 and the accompanying base prospectus dated March 9, 2020 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective Registration Statement on Form S-3 (File No. 333-236982) (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Amendment and Restatement. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that following (i) issuance and delivery of the Shares pursuant to the terms of the Underwriting Agreement, dated January 6, 2022, by and among the Company and Armada Hoffler, L.P., a Virginia limited partnership, and BofA Securities, Inc., and (ii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Shares will be validly issued, fully paid and non-assessable.

Board of Directors

Armada Hoffler Properties, Inc.

January 11, 2022

Page Two

This opinion is furnished to you in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.

We hereby consent to the filing of this opinion as an exhibit to the above-described Current Report on Form 8-K and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the Commission.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP